THIS CONFORMING PAPER FORMAT DOCUMENT IS BEING SUBMITTED PURSUANT TO
                         RULE 901(d)OF REGULATION S-T.

      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 10, 1996.
                              REGISTRATION NO. 33-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------
                               INTEGON CORPORATION
             (Exact name of registrant, as specified in its charter)

Delaware                                           13-3559471
(State or other jurisdiction of                  (I.R.S. Employer
incorporation or organization)                    Identification No.)

                              500 West Fifth Street
                       Winston-Salem, North Carolina 27152
                                 (910) 770-2000
                    (Address of principal executive offices)
                           --------------------------

                               INTEGON CORPORATION
            OMNIBUS LONG-TERM PERFORMANCE INCENTIVE COMPENSATION PLAN
                            (Full title of the plan)
                           --------------------------

                                  JOHN B. YORKE
             Vice President, Corporate General Counsel and Secretary
                               Integon Corporation
                              500 West Fifth Street
                       Winston-Salem, North Carolina 27152
                     (Name and address of agent for service)
                                 (910) 770-2000
          (Telephone number, including area code, of agent for service)
                         --------------------------

                                             CALCULATION OF REGISTRATION FEE
- ------------------------------   ----------------------   ------------------------   ----------------------   ---------------------
  Title of securities            Amount to be             Proposed maximum           Proposed maximum              Amount of
    to be registered             registered               offering price per         aggregate offering       registration fee
                                                                share*                      price*
- ------------------------------   ----------------------   ------------------------   ----------------------   ---------------------
 Common Shares                    1,000,000 (1)                $ 17.75                   $ 17,750,000             $ 6,120.69
 ($.01 par value)
- ------------------------------   ----------------------   ------------------------   ----------------------   ---------------------

 * Estimated solely for the purpose of calculating the registration fee and computed in accordance with Rule 457(h)(1) under the Securities Act of 1933, based upon the average of the high and low price for shares of Common Stock of the Registrant as reported on the New York Stock Exchange composite tape on May 9, 1996.

 (1) Consists of 1,000,000 shares reserved for issuance pursuant to the Integon Corporation Omnibus Long-Term Performance Incentive Compensation Plan. This registration statement also relates to such indeterminate number of additional shares of Common Stock of Integon Corporation as may be issuable as a result of stock splits, stock dividends or additional similar transactions.
 ===============================================================================

                       This filing contains 12 pages. The
                          exhibit index is on page 8.

                                     PART I.

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information

      The information specified in Item 1 will be sent or given to employees and nonemployee directors as specified in Rule 428(b)(1) and is not required to be filed as part of this Registration Statement.

Item 2.  Registrant Information and Employee Plan Annual Information.

      The information specified in Item 2 will be sent or given to employees and nonemployee directors as specified in Rule 428(b)(1) and is not required to be filed as part of this Registration Statement.


                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

      The following documents heretofore filed by Integon Corporation (the "Corporation") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

                  (a) Annual Report on Form 10-K for the year ended December
                      31, 1995;

                  (b) All other reports filed pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above; and

                  (c) The description of the Corporation's Common Stock, $.01 par value, contained in the Corporation's Registration Statement on Form 8-A dated January 31, 1992, as amended by Amendment No. 1 thereto on Form 8, dated February 6, 1992, and as further amended by Amendment No. 2 thereto on Form 8, dated February 10, 1993, and including any other amendment or report filed for the purpose of updating such description.

      In addition, all documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 4.  Description of Securities

      Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

      Not Applicable.

Item 6.  Indemnification of Directors and Officers.

      Section 145(a) of the General Corporation Law of the State of Delaware (the "General Corporation Law") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

      Section 145(b) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

      Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue, or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that indemnification provided for by
Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

      Section 102(b)(7) of the General Corporation Law provides that a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders may eliminate or limit personal liability of members of its board of directors or governing body for breach of a director's fiduciary duty. However, no such provision may eliminate or limit the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal, or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty. The Corporation's Restated Certificate of Incorporation contains such a provision.

      The Corporation's Bylaws provide that the Corporation shall indemnify officers and directors, and to the extent authorized by the Board of Directors, employees and agents of the Corporation, to the full extent permitted by and in the manner permissible under the laws of the State of Delaware. The Bylaws also permit the Board of Directors to authorize the Corporation to purchase and maintain insurance against any liability asserted against any director, officer, employee or agent of the Corporation arising out of his capacity as such.

Item 7.  Exemption from Registration Claimed.

      Not Applicable.

Item 8.  Exhibits

      The following exhibits are filed as part of this Registration Statement or, where so indicated, have been previously filed and are incorporated herein by reference.

                                                                           Filed Herewith(*),
                                                                         Nonapplicable (NA), or
                                                                      Incorporated by Reference from
                                                                      ----------------------------
    Exhibit                                                   Exhibit            Integon
    Number                                                                    Registration No.
                                                                                 or Report
- -----------------------------------------------------------------------------------------------
    4.1   Restated Certificate of Incorporation of               4.1             33-58022
           the Corporation
    4.2   Bylaws of the Corporation, as amended                  4.2             33-93744
    4.3   Specimen Common Stock Certificate                      4.1             33-42463
    4.4   Indenture dated as of August 15, 1992                  4.2             33-54676
           between the Corporation and The First
           National  Bank  of  Chicago,  as  Trustee,
           relating to the Corporation's 8% Senior
           Notes due 1999, including form of such Notes

    4.5   Indenture dated October 15, 1994 between               4.2            1994 Third
           the Corporation and the First National                               Quarter Form
           Bank of Chicago, as Trustee, relating to                             10-Q
           the Corporation's 9 1/2% Senior Notes due 2001

    4.6   Certificate of Designation of the                      4.1            1994 Third
           Corporation's $3.875 Convertible Preferred                           Quarter Form
           Stock                                                                10-Q





     Exhibit                                                 Exhibit                Integon
      Number                                                                    Registration No.
                                                                                    or Report
- ---------------------------------------------------------------------------------------------------------------
      4.7   Specimen $3.875 Convertible Preferred               4.5                  33-91896
             Stock Certificate

      5.1   Opinion of Robinson, Bradshaw & Hinson,               *                   NA
             P.A. regarding Legality of Securities

     23.1   Consent of Deloitte & Touche LLP                     *                   NA

     24.1   Powers of Attorney for the directors                 *                   NA
             signing this registration statement

     28.1   Information from reports furnished to             28.1              1995 Form 10-K
             state insurance regulatory authorities

Item 9.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any  prospectus  required by
                                    Section  10(a)(3) of the Securities Act
                                    of 1933 (the "Act");

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by Integon pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by the Registrant is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, North Carolina, on the 10th day of May, 1996.


                               INTEGON CORPORATION


                             By: /s/ James T. Lambie
                         -------------------------------
                                 James T. Lambie
                      President and Chief Executive Officer
                          (Principal Executive Officer)


         Pursuant to the requirements of the Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                       TITLE                                 DATE
- ------------------------         -------------------------------           ------------

/s/ James T. Lambie             President and Chief Executive Officer      May 10, 1996
- ------------------------        (Principal Executive Officer)
     James T. Lambie                 and Director


/s/ Donald. F. McKee             Senior Vice President of                  May 10, 1996
- ------------------------         Finance and Administration,
     Donald F. McKee               Chief Financial Officer
                                 (Principal Financial Officer)

    LESTER L. COLEMAN*                     Director                        May 10, 1996
     JOHN C HEAD III*                      Director                        May 10, 1996
    CHARLES H. JAMISON*                    Director                        May 10, 1996
     JOHN B. McKINNON*                     Director                        May 10, 1996
 FREDERICK B. WHITTEMORE*                  Director                        May 10, 1996


*By: /s/ James T. Lambie           As attorney-in-fact for                 May 10, 1996
- ------------------------           the above-named
     James T. Lambie               directors pursuant to
                                   powers of attorney duly
                                   executed by such persons


                                                 INDEX TO EXHIBITS

                                                                                 SEQUENTIALLY
                                                                                 NUMBERED PAGE
                                                                                 UPON WHICH
EXHIBIT           DESCRIPTION                                                    EXHIBIT APPEARS
- ----------------- ------------------------------------------------- -------------------------------

    4.1           Restated Certificate of Incorporation of the                             NA
                  Corporation

    4.2           Bylaws of the Corporation, as amended                                    NA

    4.3           Specimen Common Stock Certificate                                        NA

    4.4           Indenture dated as of August 15, 1992 between                            NA
                  the  Corporation  and The First  National Bank of Chicago,  as
                  Trustee,  relating to the  Corporation's  8% Senior  Notes due
                  1999, including form of such Notes

    4.5           Indenture dated October 15, 1994 between the                             NA
                  Corporation  and  the  First  National  Bank  of  Chicago,  as
                  Trustee, relating to the Corporation's 9 1/2% Senior Notes due
                  2001

    4.6           Certificate of Designation of the Corporation's                          NA
                  Preferred Stock

    4.7           Specimen $3.875 Convertible Preferred Stock                              NA
                  Certificate

    5.1           Opinion of Robinson, Bradshaw & Hinson, P.A.                           9-10
                  regarding Legality of Securities

   23.1           Consent of Deloitte & Touche LLP                                         11

   24.1           Powers of Attorney for the directors signing                             12
                  this registration statement

   28.1           Information from reports furnished to state                              NA
                  insurance regulatory authorities


                                                                     EXHIBIT 5.1
                       ROBINSON, BRADSHAW & HINSON, P.A.
                                ATTORNEYS AT LAW

Stephen M. Lynch         101 NORTH TRYON STREET, SUITE 1900
  (704) 377-8355         CHARLOTTE, NORTH CAROLINA  28246
                              TELEPHONE (704) 377-2536
                              FAX (704) 378-4000


                                   May 9, 1996


Integon Corporation
500 West Fifth Street
Winston-Salem, North Carolina  27152


Ladies and Gentlemen:


     We refer to the Registration Statement of Integon Corporation, a Delaware corporation (hereinafter referred to as the "Company"), to be filed with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, 1,000,000 shares of the Company's Common Stock, par value $.01 per share (the "Shares"), in connection with The Integon Corporation Long-term Performance Incentive Compensation Plan (the "Plan"). We have examined the Restated Certificate of Incorporation and the Bylaws, as amended, of the Company, resolutions adopted by written consent of the Board of Directors of the Company, and other Company records, together with applicable certificates of public officials and other documents that we have deemed relevant.

     Based upon the foregoing and subject to the conditions set forth below, it is our opinion that the Shares, if and when originally issued and sold as contemplated by the Registration Statement and in accordance with the Plan, will be legally issued, fully paid and nonassessable.

     We have assumed that the Company and those participants acquiring Shares under the Plan will have complied with the relevant requirements of the Plan and that the Board of Directors of the Company shall determine in each instance that the value of services rendered by participants in consideration of their participation in the Plan shall equal or exceed the par value of the Shares issued.

Integon Corporation
May 9, 1996
Page 2
________________________


     The opinions expressed herein are contingent upon the Company's Restated Certificate of Incorporation and Bylaws not being further amended prior to the issuance of the Shares.

     We hereby consent to the filing of this opinion as an exhibit to said Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

     This opinion is limited to the General Corporation Law of the State of Delaware, and we express no opinion with respect to the laws of any other state or jurisdiction.
                                   Very truly yours,

                                   ROBINSON, BRADSHAW & HINSON, P.A.

                                   /s/ Stephen M. Lynch
                                   ---------------------
                                   Stephen M. Lynch

SML

                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT

Integon Corporation
Winston-Salem, North Carolina

     We consent to the incorporation by reference in this Registration Statement of Integon Corporation on Form S-8 of our reports dated February 1, 1996, appearing in and incorporated by refernce in the Annual Report on Form 10-K of Integon Corporation for the year ended December 31, 1995.



/s/  Deloitte & Touche LLP
- ----------------------------
Winston-Salem, North Carolina
May 9, 1996

                                                                    EXHIBIT 24.1


                                POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS that each of the undersigned, in his capacity as a director of Integon Corporation (the "Company"), does hereby constitute and appoint James T. Lambie and John B. Yorke, and each of them, severally, his true and lawful attorney or attorneys-in-fact with or without the other and with full power of substitution and resubstitution, to execute in his name, place and stead, in his capacity as a director of the Company, the Company's registration statement on Form S-8 relating to the Company's Omnibus Long-Term Performance Incentive Compensation Plan and any and all amendments thereto as said attorneys-in-fact or either of them shall deem necessary or appropriate, together with all exhibits and other documents and instruments necessary or incidental in connection therewith, and to file the same or cause the same to be filed with the Securities and Exchange Commission. Each of said attorneys-in-fact shall have full power and authority to do and perform in the name and on behalf of the undersigned, in any and all capacities, every act whatsoever necessary or desirable in connection with such registration statement on Form S-8, as fully and for all intents and purposes as the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorneys-in-fact and each of them.

IN WITNESS WHEREOF, each of the undersigned has executed this Power Of Attorney this 10 th day of May, 1996.



   /s/        John C Head III
   ------------------------------
              John C Head III



   /s/       Lester L. Coleman
   ------------------------------
             Lester L. Coleman



   /s/     Charles H. Jamison
   ------------------------------
           Charles H. Jamison



   /s/       John B. McKinnon
   ------------------------------
             John B. McKinnon



   /s/   Frederick B. Whittemore
   ------------------------------
         Frederick B. Whittemore